As filed with the Securities and Exchange Commission on March 3, 2009

Registration No. 333-152783

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

L-1 Identity Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	02-08087887
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

177 Broad Street

Stamford, Connecticut 06901

(203) 504-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark S. Molina

Executive Vice President, Chief Legal Officer and Secretary

L-1 Identity Solutions, Inc.

177 Broad Street

Stamford, Connecticut 06901

(203) 504-1100

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to:

Marita A. Makinen, Esq.

Weil Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

On August 5, 2008, L-1 Identity Solutions, Inc. (the “Registrant”) filed an automatic registration statement with the Securities and Exchange Commission on Form S-3 (Registration No. 333-152783, the “Registration Statement”) as a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, to register the resale of up to 8,083,472 shares of its common stock by the selling stockholders identified in the accompanying prospectus. Due to recent adverse equity market conditions and a decline in the trading price of the Registrant’s common stock, the Registrant does not at this time qualify as a well-known seasoned issuer, and this Post-Effective Amendment No. 1 to Form S-3 is being filed by the Registrant to convert the automatic shelf registration statement on Form S-3 into a non-automatic registration statement on Form S-3. All filing fees payable in connection with the registration of the shares of common stock covered by the Registration Statement were paid by the Registrant at the time of the initial filing of the Registration Statement.

PROSPECTUS

L-1 IDENTITY SOLUTIONS, INC.

8,083,472 SHARES OF COMMON STOCK, PAR VALUE

$0.001 PER SHARE

This prospectus relates solely to the resale by the selling stockholders identified in this prospectus of up to 8,083,472 shares of common stock, par value $0.001 per share (the “Common Stock”), of L-1 Identity Solutions, Inc. (“L-1” or the “Company”), to be issued to the selling stockholders. The selling stockholders entered into securities purchase agreements with the Company pursuant to which they purchased shares of Common Stock on August 5, 2008 in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation D. This prospectus will be used by the selling stockholders to resell the shares of Common Stock to be acquired by them pursuant to the securities purchase agreements.

The selling stockholders identified in this prospectus may offer the shares from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution.” The prices at which the selling stockholders may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through privately negotiated transactions with third parties.

L-1 will not receive any of the proceeds from the sale of these shares by the selling stockholders. L-1 has agreed to pay all expenses relating to registering these shares. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares of Common Stock.

L-1’s Common Stock is quoted on the New York Stock Exchange under the symbol “ID.” On March 2, 2009, the last quoted sale price of L-1’s Common Stock was $4.05 per share.

Investing in L-1’s Common Stock involves significant risks. See “Risk Factors” section in the documents we incorporate by reference in this prospectus for the description of the risks you should consider before buying shares of L-1’s Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated March 3, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, certain selling stockholders may from time to time sell the shares of our Common Stock described in this prospectus in one or more offerings.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

PROSPECTUS SUMMARY

This summary highlights key aspects of our business that are described in more detail in our reports filed with the SEC. This summary does not contain all of the information that you should consider before investing in our Common Stock. For a more complete understanding of this offering, you should read this entire prospectus carefully, including the “Risk Factors” contained in Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, the consolidated financial statements and the other documents we have filed with the SEC that are incorporated by reference in this prospectus.

In this prospectus, the terms “Company,” “L-1,” “we,” “our” and “us” refer to L-1 Identity Solutions, Inc. and its direct and indirect subsidiaries, unless otherwise indicated or the context otherwise requires.

Our Company

We are the trusted provider of technology, products, systems and solutions that protect and secure personal identities and assets. Together, our growing portfolio of companies deliver the full range of offerings required for solving the problems associated with managing human identity. These offerings are the cornerstone for building convenient and secure identification solutions. L-1 companies have a 15-year history of serving domestic and international governments, law enforcement and border management agencies, military branches and commercial businesses.

Because of threats to national security and significant economic loss facilitated by identity-based fraud and theft, the market is requiring a more secure and tamper-proof means of validating a claimed identity as well as issuing credentials that grant privileges for travel, physical and logical access to facilities and networks, and performing financial transactions. We believe that the best means available today is through an end-to-end, integrated multi-biometric (finger, face, iris) recognition solution. Our strategy is to provide these products, solutions and services by creating or acquiring the best and most promising technologies and companies in the market today.

We are a leader in multi-modal, state-of-the-art end-to-end solutions with modular components. Through our corporate research center and ongoing development efforts, we remain at the forefront of the latest advances in multi-biometric recognition, imaging and document authentication technology. When used together to form an end-to-end solution, our modular products, services and solutions stand apart as a comprehensive approach to protecting and securing identities.

We offer a full range of biometric solutions, including facial, fingerprint and iris recognition solutions and technologies, both hardware and software based, that enable our customers to deal with a single entity for a wide range of identity applications. Our solutions provide the means to collect, manage and use identity data and enable our customers to manage the entire life cycle of an individual’s identity for a variety of applications including civil identification programs, criminal identification, military applications, homeland security, including border management, and commercial applications. We believe that consumers of identity protection solutions are demanding end-to-end solutions with increased functionality that can solve their spectrum of needs across the identity life cycle. Our objective is to meet those growing needs by continuing to broaden our product and solution offerings, leveraging our existing customer base to provide additional products and services, expanding our customer base both domestically and abroad, and augmenting our competitive position through strategic acquisitions. We also provide comprehensive government consulting, training, security, technology development, and information technology solutions to the U.S. intelligence community.

We operate in two reportable segments: the Identity Solutions segment and the Services segment. The Identity Solutions segment provides credentialing solutions and biometric-based identity solutions to federal agencies, state and local government agencies, including law enforcement and departments of corrections, foreign governments and commercial entities, such as financial, casinos and health care institutions. Customers, depending on their specific needs, may order solutions that include hardware, equipment, consumables, software products or services or combine hardware products, consumables, equipment, software products and services to create a multiple element arrangement. Our Identity Solutions revenues include products and related services, which comprise hardware, components, consumables and software, as well as maintenance, consulting and training services integral to sales of hardware and software. The Services segment provides enrollment services to federal and state government agencies and commercial enterprises, including financial institutions, as well as comprehensive consulting, program management, information analysis, training, security, technology development and information technology solutions to the U.S. intelligence community. Depending upon customer needs, our services can be bundled with identity solution, product and services offerings to create multiple element arrangements.

Our Identity Solutions and Services offerings have four main areas of focus:

•	Credentialing Solutions, part of our Identity Solutions segment, includes: production of passports, HSPD-12 common access cards, drivers licenses and credential verifications;
•

Multi-biometric Solutions, also part of our Identity Solutions segment, includes: sale of fingerprint and palm print scanners, mobile fingerprint scanners, third party digital video cameras with embedded L-1 software, iris based capture devices, integrated multi-biometric (finger, face and iris) devices, biometric access control, automated biometric identification system, system oriented architectural workflow and database management software and multi-modal algorithms including automated fingerprint and palmprint identification systems, automatic facial recognition systems both static (digital photo or mug shot) and dynamic (video) and automated iris recognition systems;

•

Enrollment Solutions, includes provision of enrollment stations and software for fingerprinting and facial data collection and processing, which is part of our Identity Solutions segment, and fingerprint services for background checks for federal, state and local governments, which is part of in the Services segment; and

•	Intelligence Services, part of our Services segment, provide training, program management, security, technical development and IT support to the intelligence community.

We evaluate our business primarily through operating and financial metrics such as revenues, operating income (loss), and earnings before interest, depreciation and amortization, intangible asset impairments, in-process research and development charges, and stock-based compensation expense and free cash flow.

Our headquarters are located at 177 Broad Street, Stamford, Connecticut 06901, and our telephone number at that address is (203) 504-1100. Our Internet website is http://www.L1id.com. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus.

The Offering

The summary below contains basic information about this offering and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of our Common Stock, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Common Stock outstanding prior to this offering, excluding the shares being offered for resale to the public by the selling stockholders	86,615,859 shares of our Common Stock.

Common Stock being offered for resale to the public by the selling stockholders	8,083,472 shares of our Common Stock.

Common Stock to be outstanding after this offering(1)	94,699,331 shares of our Common Stock.

Listing of our Common Stock	Our Common Stock is traded on the New York Stock Exchange.

Total proceeds raised by this offering	We will not receive any proceeds from the resale of our Common Stock pursuant to this offering.

New York Stock Exchange symbol	“ID.”

Risk Factors

See “Risk Factors” contained in Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the other information included or incorporated by reference in this prospectus for a discussion of factors that should be considered with respect to an investment in our Common Stock.

__________________

(1) The number of shares of our Common Stock to be outstanding prior to this offering is based on the number of shares of our Common Stock outstanding as of December 31, 2008, and does not include, as of such date, (i) 7,221,655 shares of our Common Stock reserved for issuance upon exercise of options under various stock incentive plans; (ii) 160,000 shares of our Common Stock reserved for issuance upon exercise of our outstanding warrants; (iii) 1,145,337 shares of our Common Stock reserved for issuance upon conversion of the shares of Series A Convertible Preferred Stock issued pursuant to the terms of the Securities Purchase Agreement dated as of June 29, 2008, by and between the Company and Robert V. LaPenta; or (iv) 5,468,750 shares of our Common Stock issuable pursuant to the 3.75% Convertible Senior Notes due May 15, 2027.

RISK FACTORS

An investment in our Common Stock involves risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” as well as the risks included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. The risks incorporated by reference in this prospectus are the material risks of which we are currently aware; however, they may not be the only material risks that we face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and the documents incorporated by reference in this prospectus and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement or future filings made by us with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product development, expected backlog, regulatory approvals, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

We are registering these shares pursuant to the registration rights granted to the selling stockholders in connection with the issuance of our Common Stock to the selling stockholders in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Regulation D. All sales of such Common Stock will be by or for the account of the selling stockholders. We will not receive any proceeds from the resale by any selling stockholder of the shares of our Common Stock. The proceeds from the original issuance and sale of such Common Stock to the selling stockholders were used by the Company to finance in part its acquisition of Digimarc in August 2008. The selling stockholders will not cover any of the expenses that are incurred by us in connection with the registration of our Common Stock, but the selling stockholders will pay any commissions, discounts and other compensation to any broker-dealers through whom any such selling stockholders sells any of our Common Stock.

DIVIDEND POLICY

We currently intend to retain any future earnings to finance the growth, development and expansion of our business. Accordingly, we do not intend to declare or pay any dividends on our Common Stock for the foreseeable future. The declaration, payment and amount of future dividends, if any, will be at the sole discretion of our board of directors after taking into account various factors, including our financial condition, results of operations, cash flow from operations, and expansion plans. In addition, our credit facility prevents us from paying dividends or making other distributions to our stockholders.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of the shares of our Common Stock set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledges, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our Common Stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholders for whom we are registering shares for resale to the public, and the number of shares of our Common Stock that each selling stockholder may offer pursuant to this prospectus. The shares of our Common Stock offered by the selling stockholders were issued pursuant to exemptions from the registration requirements of the Securities Act. The selling stockholders represented to us that they were accredited investors or qualified institutional buyers, as applicable, and were acquiring our Common Stock for investment and had no present intention of distributing the Common Stock. We have agreed to file a registration statement covering the Common Stock received by the selling stockholders. We filed with the SEC, under the Securities Act, a registration statement on Form S-3 with respect to the resale of the Common Stock from time to time by the selling stockholders, and this prospectus forms a part of that registration statement.

Based on the information provided to us by the selling stockholders and as of the date the same was provided to us, assuming that the selling stockholders sell all of the shares of our Common Stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares other than those appearing in the column entitled “Number of Shares of Common Stock Owned After the Offering.” We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Common Stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our Common Stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Number of Shares of Common Stock Offered for Resale Pursuant to the Offering	Number of Shares of Common Stock Owned After the Offering(1)	Percentage of Common Stock Owned After the Offering(2)

MHR Capital Partners Master Account LP(3) 40 West 57th Street, 24th Floor New York, NY 10019	851,816	481,324	370,492	*
MHR Capital Partners (100) LP(4) 40 West 57th Street, 24th Floor New York, NY 10019	78,528	63,175	15,353	*
MHR Institutional Partners III LP(5) 40 West 57th Street, 24th Floor New York, NY 10019	4,859,112	4,859,112	0	*
Iridian Partners Fund, L.P.(6) 276 Post Road West Westport, CT 06880	166,884	151,984	14,900	*
First Eagle Fund of America(7) 1345 Avenue of the Americas 23rd Floor New York, NY 10105	1,924,377	1,777,877	146,500	*
Robert V. LaPenta(8) 177 Broad Street, 12th floor Stamford, CT 06901	11,166,658	750,000	10,416,658	11.0%

*	Represents less than 1%.
(1)	Assumes that each selling stockholder will resell all of the shares of our Common Stock offered hereunder.
(2)

Applicable percentage of ownership is based on 86,615,859 shares of our Common Stock outstanding as of December 31, 2008, together with securities exercisable for, or convertible into, shares of Common Stock within 60 days of December 31, 2008 and the 8,083,472 shares of Common Stock offered for resale pursuant to this registration statement.

(3)

MHR Capital Partners Master Account LP (“Master Account”) will have voting and investment control over 370,492 shares of our Common Stock after this offering, which amount comprises less than 1% of our Common Stock outstanding as of December 31, 2008, together with securities exercisable for, or convertible into, shares of Common Stock within 60 days of December 31, 2008. MHR Advisors LLC (“Advisors”) is the general partner of Master Account and, accordingly, may be deemed to be the beneficial owner of shares held for the account of Master Account. Dr. Mark H. Rachesky (“Dr. Rachesky”) is the managing member of Advisors. In such capacity, Dr. Rachesky may be deemed to be a beneficial owner of shares held for the account of Master Account. MHR Fund Management LLC (“Fund Management”) is an affiliate of and has an investment management agreement with Master Account pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares held for the account of Master Account and, accordingly, may be deemed to be the beneficial owner of shares held for the account of Master Account.

(4)

MHR Capital Partners (100) LP (“Capital Partners (100)”) will have voting and investment control over 15,353 shares of our Common Stock after this offering, which amount comprises less than 1% of our Common Stock outstanding as of December 31, 2008, together with securities exercisable for, or convertible into, shares of Common Stock within 60 days of December 31, 2008. Advisors is the general partner of Capital Partners (100) and, accordingly, may be deemed to be the beneficial owner of shares held for the account of Capital Partners (100). Dr. Rachesky is the managing member of Advisors. In such capacity, Dr. Rachesky may be deemed to be a beneficial owner of shares held for the account of Capital Partners (100). Fund Management is an affiliate of and has an investment management agreement with Capital Partners (100) pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares held for the account of Capital Partners (100) and, accordingly, may be deemed to be the beneficial owner of shares held for the account of Capital Partners (100).

(6)

Iridian Asset Management LLC has voting and investment control over Iridian Partners Fund L.P. (“Iridian LP”) and will have voting and investment control over 14,900 shares of our Common Stock after this offering, which amount comprises less than 1% of our Common Stock outstanding as of December 31, 2008, together with securities exercisable for, or convertible into, shares of Common Stock within 60 days of December 31, 2008.

(7)

Iridian Asset Management LLC has voting and investment control over First Eagle Fund of America (“FEA”) and will have voting and investment control over an aggregate of 161,400 shares of our Common Stock after this offering, consisting of 14,900 shares of Common Stock owned by Iridian LP and 146,500 shares of our Common Stock owned by FEA after this offering, which amount comprises less than 1% of our Common Stock outstanding as of December 31, 2008, together with securities exercisable for, or convertible into, shares of Common Stock within 60 days of December 31, 2008.

(8)

Includes 250,132 shares of common stock issuable pursuant to stock options which were exercisable as of February 23, 2009, or which become exercisable within 60 days of such date. Also includes 7,619,047 shares of common stock held by Aston Capital Partners L.P. The ultimate controlling persons of Aston Capital Partners L.P. (“Aston”) are Robert V. LaPenta, James A. DePalma, Doni L. Fordyce and Joseph Paresi, each of whom is an executive officer of the Company, a managing member of L-1 Investment Partners LLC (“L-1 Partners”), the investment manager of Aston, and a managing member of Aston Capital Partners GP LLC, the general partner of Aston. Mr. LaPenta is a managing member of L-1 Partners. Mr. LaPenta disclaims beneficial ownership of the shares held by Aston. Does not include 1,145,337 shares of common stock issuable upon conversion of the shares of Series A Preferred Stock currently held by Mr. LaPenta or 165,655 shares of common stock issuable upon conversion of additional shares of Series A Preferred Stock potentially issuable to Mr. LaPenta pursuant to the terms of the Securities Purchase Agreement, dated June 29, 2008, between the Company and Mr. LaPenta because the Series A Preferred Stock is not currently convertible into shares of common stock. If the stockholders of the Company approve the proposal to permit the conversion of the Series A Preferred Stock into common stock at the annual meeting, Mr. LaPenta has agreed to promptly convert all shares of Series A Preferred Stock currently held by him into shares of common stock. If such conversion were to occur on February 23, 2009, Mr. LaPenta would beneficially own 12,311,955 shares of Company common stock or 14.01% of the shares of outstanding Company common stock as of such date.

DESCRIPTION OF CAPITAL STOCK

This section contains a description of the material features and rights of our capital stock. This description does not purport to be exhaustive and is qualified in its entirety by reference to applicable Delaware law and our certificate of incorporation and by-laws which have been publicly filed with the SEC. See “Where You Can Find More Information.”

General

As of December 31, 2008, our authorized capital stock consisted of 125,000,000 shares of Common Stock, par value $0.001 per share and 2,000,000 shares of preferred stock, par value $0.001 per share, of which 25,000 shares are designated as Series A Convertible Preferred Stock. As of December 31, 2008, 86,615,859 of fully paid, non-assessable shares of our Common Stock were issued and outstanding, held by approximately 829 holders of record and 366,815shares of our Common Stock were held in treasury. Pursuant to the securities purchase agreement we entered into on June 30, 2008 with our Chairman and Chief Executive Officer, Robert V. LaPenta, 15,107 shares of our Series A Convertible Preferred Stock are issued and outstanding. There are no other shares of preferred stock issued and outstanding.

As of December 31, 2008, we had an aggregate of 7,381,655 shares of our Common Stock reserved for issuance for outstanding options and warrants and 5,468,750 shares of our Common Stock issuable pursuant to our 3.75% Convertible Senior Notes due May 15, 2027. In addition, the 15,107 shares of Series A Convertible Preferred Stock issued to Mr. LaPenta are convertible into 1,145,337 shares of our common stock. Mr. LaPenta is also entitled to a contractual price protection right to receive up to 2,185 shares of Series A Convertible Preferred Stock. The 2,185 shares of Series A Convertible Preferred Stock, if issued, would be convertible into 165,655 shares of our common stock.

A description of our Common Stock and preferred stock appears below.

Common Stock

Dividends

Subject to preferences that may apply to shares of our preferred stock outstanding at the time, common stockholders are entitled to receive dividends out of assets of the Company that are legally available for distribution, in amounts that our board of directors may determine in their sole discretion. To date, we have not paid any cash dividends. Additionally, our credit facility prevents us from paying dividends or making other distributions to our common stockholders.

Voting Rights

Common stockholders are entitled to one vote per share held on all matters submitted to a vote of our stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that holders of a majority of our voted Common Stock can elect all of the directors then standing for election.

No Preemptive or Similar Rights.

Our Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Liquidation and Other Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, assets of the Company that are legally available for distribution to common stockholders shall be distributed ratably among then existing common stockholders after payment of any liquidation preferences on any outstanding preferred stock.

Preferred Stock

Under our certificate of incorporation, as amended to date, we have authority to issue, in one or more series, 2,000,000 shares of preferred stock, par value $0.001 per share. The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of our outstanding stock without the separate vote of holders of preferred stock as a class.

Our board of directors is authorized to designate, for each series of preferred stock, the preferences, qualifications, limitations, restrictions and optional or other special rights of such series. The issuance of preferred stock could adversely affect our common stockholders’ voting power and ability to receive dividend payments or distributions in the event of a liquidation, dissolution or winding-up and could delay, defer or prevent a change-in-control.

Series A Preferred Stock

We have 25,000 shares of preferred stock, par value $0.001 per share, designated as Series A Convertible Preferred Stock. Pursuant to the securities purchase agreement we entered into on June 30, 2008 with our Chairman and Chief Executive Officer, Robert V. LaPenta, 15,107 shares of our Series A Convertible Preferred Stock are issued and outstanding.

Dividend Rights.

Holders of Series A Convertible Preferred Stock are entitled to receive dividends equally, ratably and on the same date as our common stockholders. We can elect whether to declare dividends in cash or to not declare and pay dividends, in which case the per share dividend amount will be added to the liquidation preference of $1,000. Dividends payable in shares to holders of our Series A Convertible Preferred Stock are paid in Series A Convertible Preferred Stock.

Voting Rights.

Other than as provided by the Delaware General Corporation Law, or DGCL, holders of our Series A Convertible Preferred Stock do not have voting rights.

Conversion Rights and Redemption Rights.

Each share of Series A Convertible Preferred Stock is convertible into a number of shares of our common stock equal to the liquidation preference then in effect divided by $13.19. The shares issued to Mr. LaPenta are convertible upon any transfers by Mr. LaPenta to third parties that are unaffiliated with Mr. LaPenta or upon approval, in accordance with the rules and regulations of the New York Stock Exchange, by our stockholders at our next annual meeting. If such stockholder approval is not obtained at our next annual meeting, we will be obligated to seek stockholder approval for such conversion at the following three (3) annual meetings.

On June 30, 2028, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert into fully paid and non-assessable shares of a separate series of preferred stock that is not convertible into shares of our common stock with a liquidation preference equal to the $1,000 per share of Series A Convertible Preferred Stock.

Right to Receive Liquidation Distributions.

The Series A Convertible Preferred Stock has an initial liquidation preference of $1,000 per share, an amount that increases for accrued and unpaid dividends. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series A Convertible Preferred Stock, upon the redemption of such shares then outstanding, shall be entitled to be paid the liquidation preference out of the assets of the Company that are legally available for distribution to its stockholders, before any distribution is made to common stockholders. Upon the occurrence of a merger, consolidation, share purchase or similar business combination transaction, holders of our Series A Convertible Preferred Stock are entitled to receive the same consideration as our common stockholders as if the Series A Convertible Preferred Stock was converted into common stock immediately prior to the occurrence of such event.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law

Classified board of directors.  Our certificate of incorporation, as amended, limits the size of our board of directors to fourteen and establishes separate director classifications. Our current board consists of eleven directors of which there are (i) two Class I directors whose term of office expires in 2009, (ii) five Class II directors whose term of office expires in 2010, and (iii) four Class III directors whose term of office expires in 2011.

Anti-Takeover Provisions.  Our certificate of incorporation, by-laws and the DGCL may delay, defer or discourage another person or entity from acquiring control of us.

For example, we are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•

the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of securityholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock that is not owned by the interested stockholder; or

•

upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of a corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

The transfer agent for our Common Stock is Computershare Limited.

Listing

Our Common Stock is traded on the New York Stock Exchange under the symbol “ID.”

PLAN OF DISTRIBUTION

We will not receive any proceeds from sales of any shares of Common Stock by the selling stockholders. The selling stockholders may sell the shares of Common Stock from time to time on the New York Stock Exchange or any national securities exchange or automated interdealer quotation system on which the shares of Common Stock are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares of Common Stock by one or more of the following methods, including, without limitation:

•

block trades in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;
•	an exchange distribution in accordance with the rules of any stock exchange on which the shares of Common Stock are listed;
•	ordinary brokerage transactions and transactions in which the broker solicits purchases;
•	privately negotiated transactions;
•	short sales;
•	through the writing of options on the shares of Common Stock, whether or not the options are listed on an options exchange;
•	through the distribution of the shares of Common Stock by any selling stockholder to its partners, members or stockholders;
•	one or more underwritten offerings on a firm commitment or best efforts basis; and
•	any combination of any of these methods of sale.
•	The selling stockholders may also transfer the shares of Common Stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the shares of Common Stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares of Common Stock. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of Common Stock at a stipulated price per security. If the broker-dealer is unable to sell shares of Common Stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares of Common Stock at the stipulated price. Broker-dealers who acquire shares of Common Stock as principals may thereafter resell the shares of Common Stock from time to time in transactions in any stock exchange or automated interdealer quotation system on which the shares of Common Stock are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the shares of Common Stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares of Common Stock are covered by this prospectus.

The number of a selling stockholder’s shares of Common Stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares of Common Stock will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares of Common Stock short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares of Common Stock offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ shares of Common Stock being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares of Common Stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and purchasers of selling stockholders’ shares of Common Stock, for who they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares of Common Stock sold by them may be deemed to be underwriting discounts and commissions.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker- dealers may engage in short sales of the shares of Common Stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares of Common Stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares of Common Stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares of Common Stock. A selling stockholder may also loan or pledge the shares of Common Stock offered hereby to a broker-dealer and the broker-dealer may sell the shares of Common Stock offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares of Common Stock offered hereby.

The selling stockholders and other persons participating in the sale or distribution of the shares of Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other person. The anti-manipulation rules under the Securities Exchange Act may apply to sales of shares of Common Stock in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the particular shares of Common Stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Pursuant to the registration rights granted to the selling stockholders in connection with financing of the acquisition of Digimarc, we and the selling stockholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.

Because a selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The shares of Common Stock offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the shares of Common Stock under the Securities Act and to keep the registration statement of which this prospectus is a part effective until the earlier of (i) the date on which the selling stockholders have sold all of the shares of Common Stock or such shares of Common Stock are transferred or (ii) the first anniversary of the effective date of the registration statement. We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of our Common Stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

Our Common Stock is quoted on the New York Stock Exchange under the symbol “ID.” There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock pursuant to this prospectus. In addition, the shares of Common Stock covered by this registration statement that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this registration statement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Digimarc Corporation incorporated by reference in this prospectus from our Current Report on Form 8-K/A, dated October 1, 2008, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website at http://l1id.com.

In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

L-1 Identity Solutions, Inc.

177 Broad Street, 12th Floor

Stamford, CT 06901

Attn: Investor Relations

(203) 504-1100

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede the information included in this prospectus to the extent that the information included as incorporated by reference modifies or supersedes the existing information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to termination of the offering of the securities described in this prospectus.

The following documents filed by us with the SEC are hereby incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;
•	Current Reports on Form 8-K filed on July 3, 2008, August 8, 2008, August 13, 2008 and November 4, 2008;
•	Current Reports on Form 8-K/A filed on October 1, 2008 and March 3, 2009; and
•

Definitive Proxy Statement on Schedule 14A dated March 20, 2008, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2007.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus and any or all of the information that has been incorporated by reference in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

You may read and copy all materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, all reports and documents that we have filed with the SEC can be obtained from the SEC’s Internet Site at http://www.sec.gov, or by visiting the “Investor Relations” section of our website at http://l1id.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The table below itemizes the expenses payable by L-1 Identity Solutions, Inc. (the “Registrant”) in connection with the registration and issuance of the securities being registered hereunder. The Registrant will bear all expenses of this offering. All amounts shown are estimates, except for the Securities and Exchange Commission registration fee.

Securities Act Registration Fee	$4,384
Legal Fees and Expenses	$100,000
Printing Expenses	$25,000
Accounting Fees and Expenses	$25,000
Miscellaneous	$0
Total	$154,384

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the General Corporation Law of the State of Delaware also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation.

The General Corporation Law of the State of Delaware also provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The General Corporation Law of the State of Delaware also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

Article IX of the Registrant’s certificate of incorporation and Article 5 of the Registrant’s by-laws provide for mandatory indemnification of the Registrant’s directors and officers, and permissible indemnification of its employees and other agents, to the maximum extent permitted by the General Corporation Law of the State of Delaware. The Registrant has also entered into indemnification agreements with its directors and officers that require the Registrant, among other things, to indemnify these individuals against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Pursuant to the terms and conditions of certain agreements with Mr. LaPenta, which are described in the Registrant’s Current Report on form 8-K, filed with the SEC on July 3, 2008 (the “LaPenta Agreement”), Mr. LaPenta is entitled to indemnification for breaches of representations and warranties or covenants of the Registrant and against any claims relating to the transactions contemplated by the LaPenta Agreement and the merger of the Registrant with Digimarc Corporation.

The above discussion of the General Corporation Law of the State of Delaware and the Registrant’s certificate of incorporation, by-laws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, certificate of incorporation, by-laws and indemnification agreements.

The Registrant maintains liability insurance for the benefit of its directors and officers.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The Following Exhibits are being furnished herewith or incorporated by reference herein:

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of November 15, 2005, by and among Viisage Technology, Inc., Integrated Biometric Technology, Inc., Integrated Biometric Technology LLC, and the stockholders named therein (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on November 18, 2005).*

2.2

Agreement and Plan of Reorganization, dated as of January 11, 2006, by and among Viisage Technology, Inc., VIDS Acquisition Corp. and Identix Incorporated (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on January 13, 2006).*

2.3

Agreement and Plan of Merger, dated as of February 5, 2006, by and among Viisage Technology, Inc., SecuriMetrics, Inc. and VS Able Acquisition Corp. (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on February 6, 2006).*

2.4

Agreement and Plan of Merger, dated as of July 14, 2006, by and among Viisage Technology, Inc., Iris Acquisition I Corp., Iridian Technologies, Inc., Perseus 2000 L.L.C., as stockholder representative, and other parties named therein (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on July 18, 2006).*

2.5

Arrangement Agreement, dated as of November 15, 2006 (the ‘‘Arrangement Agreement’’), among L-I Identity Solutions, Inc., 6653375 Canada Inc. and ComnetiX Inc. (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on November 16, 2006).*

2.5(a)	Amendment No. 1 to the Arrangement Agreement, dated January 9, 2007 (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on January 11, 2007).*
2.5(b)	Amendment No. 2 to the Arrangement Agreement, dated January 25, 2007 (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on January 29, 2007).*
2.5(c)	Amendment No. 3 to the Arrangement Agreement, dated February 7, 2007 (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on February 13, 2007).*
2.6

Agreement and Plan of Reorganization, dated May 16, 2007, by and among L-1 Identity Solutions, Inc., L-1 Identity Solutions Operating Company and L-1 Merger Co. (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on May 16, 2007).*

2.7

Agreement and Plan of Merger, dated as of June 18, 2007, by and among McClendon LLC, the selling stockholders, L-1 Identity Solutions, Inc., L-1 Identity Solutions Operating Company and Patty Hardt, as the selling stockholders' representative (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on June 20, 2007).*

2.8

Arrangement Agreement, dated as of January 5, 2008, by and among L-1 Identity Solutions, Inc., L-1 Identity Solutions Operating Company, 6897525 Canada Inc. and Bioscrypt Inc. (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on January 10, 2008).*

2.9

Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2008, by and among L-1 Identity Solutions, Inc., Dolomite Acquisition Co. and Digimarc Corporation (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on July 3, 2008).*

2.9(a)

Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger, dated July 17, 2008, by and among L-1 Identity Solutions, Inc., Dolomite Acquisition Co. and Digimarc Corporation (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on July 17, 2008).*

4.1	Specimen Certificates for Common Stock (filed as Exhibit 4.1 to our Registration Statement on Form 8-A filed on August 29, 2006).*

4.2

Indenture relating to Convertible Senior Notes due 2027, dated as May 17, 2007, by and between L-1 Identity Solutions, Inc. and The Bank of New York, as trustee (including the form of 3.75% Convertible Senior Notes due 2027) (filed as Exhibit 4.1 to our Current Report on Form 8-K filed on May 23, 2007).*

4.3

Warrant, dated as of March 9, 2004, issued by Identix Incorporated in favor of Delean Vision Worldwide, Inc. (filed as Exhibit 4.2 to the Registration Statement on Form S-3 filed by Identix Incorporated on March 25, 2004).*

4.4

Warrant No. L-1, dated December 16, 2005, issued by Viisage Technology, Inc. to Aston Capital Partners, L.P. (filed as Exhibit 10.2 to the Schedule 13D filed by Aston Capital Partners, L.P. on December 23, 2005).*

4.5

Warrant No. L-2, dated December 16, 2005, issued by Viisage Technology, Inc. to Aston Capital Partners, L.P. (filed as Exhibit 10.3 to the Schedule 13D filed by Aston Capital Partners, L.P. on December 23, 2005).*

4.6

Warrant No. L-3, dated December 16, 2005, issued by Viisage Technology, Inc. to L-1 Investment Partners LLC (filed as Exhibit 10.4 to the Schedule 13D filed by Aston Capital Partners, L.P. on December 23, 1005).*

4.7	Certificate of Designations for L-1 Identity Solutions, Inc. Series A Convertible Preferred Stock (filed as Exhibit 4.11 to our Registration Statement on Form S-3ASR filed on August 5, 2008).*
5.1	Opinion of Weil, Gotshal & Manges LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333−152783) filed on August 5, 2008).*
5.1	Opinion of Weil, Gotshal & Manges LLP.***
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.***
23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.***
23.3	Consent of Weil, Gotshal & Manges LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333−152783) filed on August 5, 2008).*
23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).***
24.1	Power of Attorney (included herewith on the signature page).**
*	Incorporated herein by reference.
**	Previously filed.
***	Filed herewith.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Stamford, Connecticut, on this 3rd day of March, 2009.

L-1 IDENTITY SOLUTIONS, INC.

/s/ Vincent A. D’Angelo
By:	Vincent A. D’Angelo
Title:	Senior Vice President, Finance and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Robert V. LaPenta	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 3, 2009

* James A. DePalma	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 3, 2009

/s/ Vincent A. D’Angelo	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	March 3, 2009
Vincent A. D’Angelo

* B.G. Beck	Director	March 3, 2009

* Denis K. Berube	Director	March 3, 2009

* Milton E. Cooper	Director	March 3, 2009

* Robert S. Gelbard	Director	March 3, 2009

* Malcolm J. Gudis	Director	March 3, 2009

* John E. Lawler	Director	March 3, 2009

* Admiral James M. Loy	Director	March 3, 2009

* Peter Nessen	Director	March 3, 2009

* Harriet Mouchly-Weiss	Director	March 3, 2009

* B. Boykin Rose	Director	March 3, 2009

/s/ Vincent A. D’Angelo
* Vincent A. D’Angelo Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of November 15, 2005, by and among Viisage Technology, Inc., Integrated Biometric Technology, Inc., Integrated Biometric Technology LLC, and the stockholders named therein (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on November 18, 2005).*

2.2

Agreement and Plan of Reorganization, dated as of January 11, 2006, by and among Viisage Technology, Inc., VIDS Acquisition Corp. and Identix Incorporated (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on January 13, 2006).*

2.3

Agreement and Plan of Merger, dated as of February 5, 2006, by and among Viisage Technology, Inc., SecuriMetrics, Inc. and VS Able Acquisition Corp. (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on February 6, 2006).*

2.4

Agreement and Plan of Merger, dated as of July 14, 2006, by and among Viisage Technology, Inc., Iris Acquisition I Corp., Iridian Technologies, Inc., Perseus 2000 L.L.C., as stockholder representative, and other parties named therein (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on July 18, 2006).*

2.5

Arrangement Agreement, dated as of November 15, 2006 (the ‘‘Arrangement Agreement’’), among L-I Identity Solutions, Inc., 6653375 Canada Inc. and ComnetiX Inc. (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on November 16, 2006).*

2.5(a)	Amendment No. 1 to the Arrangement Agreement, dated January 9, 2007 (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on January 11, 2007).*
2.5(b)	Amendment No. 2 to the Arrangement Agreement, dated January 25, 2007 (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on January 29, 2007).*
2.5(c)	Amendment No. 3 to the Arrangement Agreement, dated February 7, 2007 (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on February 13, 2007).*
2.6

Agreement and Plan of Reorganization, dated May 16, 2007, by and among L-1 Identity Solutions, Inc., L-1 Identity Solutions Operating Company and L-1 Merger Co. (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on May 16, 2007).*

2.7

Agreement and Plan of Merger, dated as of June 18, 2007, by and among McClendon LLC, the selling stockholders, L-1 Identity Solutions, Inc., L-1 Identity Solutions Operating Company and Patty Hardt, as the selling stockholders' representative (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on June 20, 2007).*

2.8

Arrangement Agreement, dated as of January 5, 2008, by and among L-1 Identity Solutions, Inc., L-1 Identity Solutions Operating Company, 6897525 Canada Inc. and Bioscrypt Inc. (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on January 10, 2008).*

2.9

Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2008, by and among L-1 Identity Solutions, Inc., Dolomite Acquisition Co. and Digimarc Corporation (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on July 3, 2008).*

2.9(a)

Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger, dated July 17, 2008, by and among L-1 Identity Solutions, Inc., Dolomite Acquisition Co. and Digimarc Corporation (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on July 17, 2008).*

4.1	Specimen Certificates for Common Stock (filed as Exhibit 4.1 to our Registration Statement on Form 8-A filed on August 29, 2006).*
4.2

Indenture relating to Convertible Senior Notes due 2027, dated as May 17, 2007, by and between L-1 Identity Solutions, Inc. and The Bank of New York, as trustee (including the form of 3.75% Convertible Senior Notes due 2027) (filed as Exhibit 4.1 to our Current Report on Form 8-K filed on May 23, 2007).*

4.3

Warrant, dated as of March 9, 2004, issued by Identix Incorporated in favor of Delean Vision Worldwide, Inc. (filed as Exhibit 4.2 to the Registration Statement on Form S-3 filed by Identix Incorporated on March 25, 2004).*

Exhibit Number	Description
4.4

Warrant No. L-1, dated December 16, 2005, issued by Viisage Technology, Inc. to Aston Capital Partners, L.P. (filed as Exhibit 10.2 to the Schedule 13D filed by Aston Capital Partners, L.P. on December 23, 2005).*

4.5

Warrant No. L-2, dated December 16, 2005, issued by Viisage Technology, Inc. to Aston Capital Partners, L.P. (filed as Exhibit 10.3 to the Schedule 13D filed by Aston Capital Partners, L.P. on December 23, 2005).*

4.6

Warrant No. L-3, dated December 16, 2005, issued by Viisage Technology, Inc. to L-1 Investment Partners LLC (filed as Exhibit 10.4 to the Schedule 13D filed by Aston Capital Partners, L.P. on December 23, 1005).*

4.7	Certificate of Designations for L-1 Identity Solutions, Inc. Series A Convertible Preferred Stock (filed as Exhibit 4.11 to our Registration Statement on Form S-3ASR filed on August 5, 2008).*
5.1	Opinion of Weil, Gotshal & Manges LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333−152783) filed on August 5, 2008).*
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.***
23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.***
23.3	Consent of Weil, Gotshal & Manges LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333−152783) filed on August 5, 2008).*
24.1	Power of Attorney (included herewith on the signature page).**
*	Incorporated herein by reference.
**	Previously filed.
***	Filed herewith.